EXHIBIT 32

CERTIFICATIONS OF JOSEPH R. ROZELLE, PRINCIPAL EXECUTIVE OFFICER
           AND PRINCIPAL FINANCIAL OFFICER, PURSUANT
                   TO 18 U.S.C. SECTION 1350

       In connection with the Annual Report on Form 10-K of Matador Acquisition Corporation (the "Company") for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that to the best of my knowledge:

       1.  The Report fully complies with the requirements of
section 13(a) of the Securities Exchange Act of 1934; and

       2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  March 30, 2007              /s/    JOSEPH R. ROZELLE
                                   ---------------------------------
                                   JOSEPH R. ROZELLE
                                   Principal Executive Officer
                                   and Principal Financial Officer


The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K and
Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.